                                                                 Exhibit (d)(11)



[ING PILGRIM LETTERHEAD]



MaryAnn Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                              February 26, 2002


         Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001 and amended November 2, 2001 between ING Pilgrim Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund III, a newly established series of Pilgrim Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund III" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund III by signing below.

                                               Very sincerely,



                                               Michael J. Roland
                                               Executive Vice President
                                               ING Pilgrim Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By___________________________
       MaryAnn Fernandez
       Senior Vice President





7337 E. Doubletree Ranch Rd.  Tel: 480-477-3000     ING Pilgrim Investments, LLC
Scottsdale, AZ 85258-2034     Fax: 480-477-2700
                              www.pilgrimfunds.com

                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT
                 DATED MAY 9, 2001 AND AMENDED NOVEMBER 2, 2001

                                     BETWEEN

                          ING PILGRIM INVESTMENTS, LLC
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                           EFFECTIVE FEBRUARY 26, 2002


                               ANNUAL INVESTMENT
SERIES                           MANAGEMENT FEE            APPROVED BY BOARD      REAPPROVAL DATE
------                           --------------            -----------------      ---------------
Pilgrim Principal      Offering Phase          0.125%     May 9, 2001            May 9, 2003
Protection Fund        Guarantee Period         0.40%
                       Index Plus
                       LargeCap Period          0.30%

Pilgrim Principal      Offering Phase          0.125%     November 2, 2001       September 1, 2003**
Protection Fund II*    Guarantee Period         0.40%
                       Index Plus
                       LargeCap Period          0.30%

ING Principal          Offering Phase          0.125%     February 26, 2002      September 1, 2003
Protection             Guarantee Period         0.40%
Fund III***            Index Plus
                       LargeCap Period          0.30%

450299.2.02

--------------------------------

* This Amended and Restated Schedule A is effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund: November 5, 2001.

** Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.

*** This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.